UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

A CLEAN SLATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Osceola Blvd. West Palm Beach, FL 33409
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 899-3529

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Item 8.01     Other Events.

     On January 30, 2012, the Registrant, DAAG Acquisition Corp, a Delaware corporation (the Registrant’s wholly owned subsidiary) and Distressed Asset Acquisition Group, Inc. (“DAAG”) entered into a Securities Purchase and Option Agreement pursuant to which, in part, DAAG Acquisition Corp acquired: (i) 10% of the outstanding common stock of DAAG in exchange for 70,000 shares of the Registrant’s common stock and (ii) the option (the “DAAG Option”) to acquire the remaining 90% of the outstanding common stock of DAAG in exchange for 630,000 shares of the Registrant’s common stock. The DAAG Option expires after one year and is exercisable upon the Registrant’s reduction of certain debt during said one year period.

On January 30, 2012, the Registrant and Frank Castellano entered into a Securities Purchase Agreement pursuant to which, in part, Mr. Castellano has the option to acquire from the Registrant 5 million shares of its Series B Preferred Stock in exchange for $500,000 of cash, services and other consideration. This option is exercisable within five days after exercise of the DAAG Option (which expires after one year) and is thus contingent on the exercise of the DAAG option which includes as a precondition thereto, the reduction of certain of the Registrant’s debt.

Neither the Registrant, its subsidiary or its officers or directors had any prior relationship with DAAG or Mr. Castellano.

The foregoing description is intended only as a summary of the material terms of the subject agreements and is qualified in its entirety by reference to the full (i) Securities Purchase and Option Agreement and (ii) Securities Purchase Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K, respectively and are hereby incorporated by reference herein.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012 Richard Astrom tendered his resignation as President of the Company. Mr. Astrom will remain our sole director.

On January 30, 2012, the Company appointed Frank Castellano as its President. Mr. Castellano will not receive compensation for his duties at this time and is not a party to any arrangements or agreements regarding same or regarding his appointment as President. There is no family relationship between Mr. Castellano and any officer or director of the Company.

Mr. Castellano, (24) obtained his B.S. in Management from the College of Staten Island in May 2010. Immediately following his graduation he became a facilities intern with Potter and LaMarca, LLP a firm specializing in purchasing and managing distressed real property. In December, 2011, Mr. Castellano formed Distressed Asset Acquisition Group, Inc. (“DAAG”) for the purpose of purchasing and managing distressed real estate assets. In addition to serving as President of the Company, Mr. Castellano shall continue to own and operate DAAG. As disclosed in this form 8-K, the Company recently acquired a 10% interest in DAAG.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

10.1     Securities Purchase and Option Agreement dated as of January 30, 2012.
10.2     Securities Purchase Agreement dated as of January 30, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2012

A Clean Slate, Inc.

By: /s/ Frank Castellano
Name: Frank Castellano

Title: President